Exhibit 3.13

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

CONSTITUTION OF THE FIRM HIDROVIA O.S.R. LIMITED COMPANY.- NUMBER: TWENTY TWO.- In the city of Asuncion, Capital of the Republic of Paraguay, the seventeenth day of May, two thousand one, before me: DELIA GRACIELA RUIZ, Notary and Public Notary, holder of Registration N° 225.- Appearing: Mr. EDUARDO EMILIO BLANC, Argentinian, married, with identity card N° 4.688.292; Mrs. NORMA LIA AGUILAR, divorced, Argentinian, with identity card N° 1.491.983, Mr. ROBERTO ANTONIO PETROZZINO, Argentinian, married, with identity card N° 11.498.707, Mrs. STELLA MARIS MOROSOLY, Argentinian, married, with identity card N° 11.938.656, and Mrs. CAROLINA CONCEPCION MORA MERCADO, Paraguayan, single, with identity card N° 2.250.990, all domiciled for the purposes of this act in Jejuí St. and Chile corner st. N° 324 of this capital.- The appearing are adults, businessmen, skillful, complied with the laws of personal character, I attest.- And the appearing say that: by this act are to formalize the constitution of a Commercial Company, under the legal type of limited, which will adjust its development to legal provisions on the subject and the present statute whose terms and conditions are set forth below.- TITLE I.- CONSTITUTION ADDRESS DURATION.- ARTICLE 1°.- It is constituted and entity of commercial and/or industrial character denominated HIDROVIA O.S.R. LIMITED COMPANY”.- ARTICLE 2°.- The company sets its legal address in the city of Asuncion, capital of the Republic of Paraguay being the Directory able to constitute Agencies or Branches, or any type of representations in the country or abroad, in which case there shall be deemed resident for the purpose of compliance with its obligations (Art. 95 P.C.C.).- ARTICLE 3°.- The duration of the Company will be of ninety-nine years, from the date of registration of this Statute in the corresponding Public Registry.- TITLE II.- SOCIAL PURPOSE: ARTICLE 4°.- The Company will aim to make the preparation of spill prevention programs, the responsibility of gasoil spill, the oil spill containment, the operative assistance in loading and unloading, the collection of hydrocarbons in water mirrors, the extinction of fires on vessels or waterfront facilities, cleaning of oil-contaminated coasts, bailouts, ecological disaster relief and finally perform on their own or third parties or associated with third parties in the country or abroad the following operations: A) COMMERCIAL: Sea and waterway freight, buying and selling by third parties and to third parties all types of fuel and its derivatives, storage, fuel loading and unloading of the same, fractionated or total freight, administration of gas stations or provide what is necessary for the gas stations, all types of inherent operations to hydrology to preserve the environment.- B) REAL ESTATE: The Company will aim to conduct

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

real estate transaction through the acquisition, sale, operating, leasing, construction and/or general administration of all types of rural or urban properties, being able to also construct buildings for rent or trade and perform operations that fall within the laws and regulations of the horizontal property, and build streets, viaducts, drainage canals, and other engineering or architecture of road and energy, also with the formula “Keys in hand.- C) SHARES.- The company may acquire and/or dispose of shares in other companies and/or entities with the same purposes and other purposes in the country and abroad, as well as receive and/or issue credits, and all other financial business. E) INDUSTRIAL. - Will be main industrial production of all types of petroleum products. - TITLE II. - COMPANY CAPITAL. - SHARES VALUE. – ARTICLE 5°.- The authorized capital is set in the sum of Five Hundred Million Guaranies (Gs. 500.000.000.), represented by Five Hundred Thousand (500.000) bearer shares with a nominal value of one thousand guaranties (Gs. 1.000) each.- The shares will be number in arabic numerals from “1” to “500.000” and successive numbers in case of capital increase.- Are underwritten and issue Five Hundred Thousand (500.000) shares of nominal value of One Thousand Guaranies (Gs. 1.000) each totaling the sum of Five Hundred Million Guaranies (Gs. 500.000.000) As detailed in Art. 32 of these statutes.- It may not proceed with the issuance of new shares in both while the former are not fully subscribed and integrated.- SHARES – ORDINARY SHARES – AND ITS CLASSES.- ARTICLE 6°.- The shares will all be to the bearer, and gran equal rights to their owners in its class (Art. 1046 of P.C.C.), patrimonially preferred shares do not exist.- SHARES AND TITLES.- ARTICLE 7°.- The titles could represent more than one share and would be identified with roman numerals from I and on.- The shares will carry own numbering in successive arabic numbers starting from 1, any shareholder shall be entitle to request the subdivision of one or more titles to the limit of a share per title.- The new numbering of the titles will aloud to identify the title of which were broken down.- SHARES AND CERTIFICATES.- ESSENCIAL MENTIONS.- ARTICLE 8°.- The bearer shares will be handed to their owners until they are not fully paid, to the subscriber and delivery, a Provisional Nominative Certificate in the same way as shares, that will be promptly exchanged for the title in which the successive payment dates shall be consisted.- The certificates fully paid, will be exchanged for the final titles.- The provisional shares and certificates that will be emitted will carried the President’s signature and will have the following essential mentions: a) Company name, address, date and place of constitution, duration and registration; b) The company capital; c) The number, nominal value, type of share that represents the title and right that entails and;

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

d) In the provisional certificates, the annotation of the integrations that take place.- The subscription of shares or its acquisition leads to presumptions without regard to fault and resolutions of the assembly and executive bodies, prior the entry of the new partner.- INDIVISIBILITY OF THE SHARES AND CO-OWNERSHIP.- ARTICLE 9°.- The shares are indivisible, in case of co-ownership of one share, the rights of the owners shall be performed by a common representative.- If no common representative is appointed, the communications that the company inquires to any of the co-owners will be valid with respect to all of them in relation to all.- The share co-owners respond jointly to the obligations derived from them.- WAYS TO INTEGRATE THE CAPITAL.- ARTICLE 10°.- The share integration could be made by any of the ways admitted by Law.- If in this act has not been expressed otherwise, it is presumed without admitting evidence against, that the integration must be in money.- The values of the assets contributed that are not in money, will be performed according to the Art. 1.060 of the Paraguayan Civil Code and concordant.- The defaulting subscriber will be notified to fulfill its obligations in the term of 60 days.- The deadline will automatically produce the expiration of the subscriber’s rights and the loss of the amount paid.- ACQUISITIONS BY THE COMPANY OF ITS OWN SHARES AND RESCUE WITH CAPITAL REDUCTION.- ARTICLE 11°.- The company may only acquire its own fully paid shares.- The administrators could not use the acquire shares and the right to vote inherent to them its suspended while remaining property of the Company.- THE RIGHT OF FIRST REFUSAL.- ARTICLE 12°,- Shareholder of each series will be preferred for the subscription of new shares in proportion to the amount of shares held, in the same way will have the right to accretion before offering to third parties, being able to make use of that right until eight days after the last publication, that for three days will be released in the large circulation newspaper in the capital.- ISSUE OF DEBENTURES.- ARTICLE 13°.- This statute authorizes the company to enter into loans in public or private form, through the issue of debentures, such as established in the Art. 1.127 of the P.C.C.- The conditions and all details of this hiring including the projects of contracts to be subscribed, will be negotiated Pro Forma by the directory.- PARTICIPATION BONDS.- ARTICLE 14°.- The assembly by unanimity could decide on bond emission of the company’s participation, fractionate and divided, according to what is established in the Art. 1.077 and concordant of the P.C.C.- TITLE IV.- BOARD OF MANAGEMENT.- ARTICLE 15°.- The company will be administrated by a Senior Director that would also be President and to the maximum of 5 members and at minimum of one member, designated by an Ordinary

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

Assembly. The Director could also resign his positions, if this would not affect the regular function of the company.- Otherwise the resigning shall remain in his function until the following Ordinary Assembly.- ARTICLE 16°.- It is the President Director responsibility the legal representation of the company.- Are commercial, administrative, judicial and extrajudicial or of any nature , being fully empowered for all acts according the Art. 884 and concordant of the P.C.C., being necessary special powers: May acquire business assets, establish main companies and subsidiaries, make mergers, combinations and other groups of interest with other Companies, firms and/or people, record and require in property for themselves or third or both at once, trademarks and commerce, invention patents, operational procedures, perform and celebrate al the acts and contracts that directly or indirectly tend to promote their development or may be convenient.- In case of absence of the President Director, he could assign a replacement on his behalf to one of the Senior Directors leaving express written note of the designation until the return of the President Director.- More specifically, the Directory may always, if it is related to its company purpose, a) acquire ownership of all goods, furniture, real estate, livestock, and other objects or values, whether by purchase, sale, cession, donation or for any other title, with the power to sell, mortgage, create a pledge, or otherwise tax or transfer property of that nature to onerous title, agreeing in case of transfer the prices, deadline, payment and conditions of the expressed operations, fulfilling the amount in cash or credit, b) Borrow money from the government or private banks, from the Republic or abroad, with or without real or personal warranty and establishing the payment and interest rate; c) Perform any king of commercial or banking operations without limitations of time or quantity, wire, discount, accept, endorse, assign, transfer and negotiate in any way bills of change, promissory notes, vouchers, money transfer, checks or other obligations or documents of publics or privates and constitute deposits of money and withdraw totally or partially, d) Accept or confirm, novation or appointment of debts, leasing contract, being able to renew, modify, extend and rescind them, pay or charge leases, f) Appear in court by himself or through an attorney with authority to engage and answer complaints of any nature or decline or extending jurisdiction, engage in mean or means, settle, swear or defer oaths, recognize existing obligations and waive the right to appeal or to acquire prescriptions, g) Confer special and general powers or revoke them, register and protocolize legal acts, register brands, grant and sign needed public and private instruments; h) Constitute or transfer real rights and cancel them totally or partially and to bid public or private; j) Establish company budget with exception of board and trustee salary that will be establish by the

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

assembly, create positions, remove, suspend or separate managers of employees, set extraordinary remuneration; k) Convene the ordinary and extraordinary assemblies, set the agenda, prepare balance sheets and reports, propose to the assembly extraordinary remunerations, dividends, benefits and special reserves; l) Implement and enforced the statutes, organize and revise the accounting, dictate regulations; m) Resolve cases not covered by these statutes, not covered by the general rules of representation and its express powers implied, as long as the power is not particularly restricted to individual shareholders, to the Assemble or Trustees; n) Create Branches, Agencies, Representations, etc., in the country or abroad.- The foregoing enumeration is not limitative and for the better performance of this company purposes, the board may conduct all varieties of acts that are not allowed by the law.- ATRIBUTIONS OF THE PRESIDENT.- ARTICLE 17°.- Corresponds to the President Director: a) All attribution previously numbered in the Sixteenth Article of these statutes; b) Preside over ordinary and extraordinary assemblies and propose the name of the present shareholder that will act as Secretary; c) Promote the execution of all resolutions of the Assembly and the Board according to law and these statutes, subscribe Balance Sheets, inventories, monthly statements, movement table with the people set by the board or by law in its case; e) Suspend any employee with a position and report to the board; f) Preside legal representation of the company according to Art. 17 of these statutes.- TITLE V.- OF THE TRUSTEE AND SUPERVISION OF THE COMPANY.- ARTICLE18°.- Without detriment of control established by administrative laws and other special laws, the control of the company will be in charge of a trustee and a deputy appointed with personal character and non-transferable by the General Ordinary Assembly.- Enjoy the attributions given by the Assemblies.- DURATION OF THEIR DUTIES.- ARTICLE 19°.- The trustees last for three years in their duties, being eligible for reelection and without detriment of performing their role until they are replaced.- The Shareholders Assembly could may revoke the appointment of a trustee.- REPLACEMENT OF TRUSTEES.- ARTICULO 20°.- The Trustees will be replaced by the deputies assigned by the assembly.- being this substitution not possible, the Board will immediately call the assembly to make the designations in the case.- The impeded trustee to perform his duties will cease to intervene and give notice to the board within ten days.- TITLE VI.- OF THE ASSEMBLIES.- ARTICLE 21°.- The General Assembly of Shareholders, the maximum authority of the Company.- Will meet in the company address.- Its resolutions, according to Lay and these statutes enforce all shareholders.- OF THE ORDINARY ASSEMBLY.- ARTICLE 22°.- Corresponds to the

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

Ordinary Assembly consider and resolve the following issues according to Art. 1.079 of P.C.C.: a) Considerations of the annual report of the board, balance sheets and profits and loss accounts, distribution of profits, report of the trustees and any measure related to the management of the company that need to be resolved in accordance with the authority granted by law and these statutes or submit and set their retributions; c) Responsibilities of the Board and Trustees and their removal; d) Issue of shares within the authorized capital.- OF THE EXTRAORDINARY ASSEMBLY.- ARTICLE 23°.- Corresponds to the Extraordinary Assembly all matters not related to the Ordinary Assembly, the modification of statutes and especially: a) Increase, reduction and re-integration of capital, including the issue of shares within the authorized capital, when it had not being discussed in the Annual Ordinary Assembly.-; b) Rescue, reimbursement, amortization and company dissolution, appointment, removal and remuneration of liquidators, considerations of the accounts of other matters related to the management of liquidators; c) Issue of debentures and its conservation in shares; d) Issue of Bonds of Participation (Art. 1.081 of P.C.C.), the Extraordinary Assembly shall be convene usually by the Board, may also be called by the trustees when requested by shareholders representing ten percent of the company capital.- The Board or the Trustees convene the Assembly to be held within thirty days of receiving the requests.- PROCEDURE TO CONVENE ORDINARY AND EXTRAORDINARY ASSEMBLIES.- ARTICLE 24°.- The General Assembly of Shareholders, either the Ordinary or the Extraordinary, shall be convened by means of publications made in a newspaper of wide circulation in the city of its headquarters, with ten days in advance, at least and no more than thirty, in the ads will be mentioned the character of the Assembly, date, time, meeting place, agenda and a brief but concise reminder of the requirements by law and these statutes to participate in the Assemblies.- It is expressively authorized the convening of the second call simultaneously for one hour after the set for the first.- CONSTITUTION OF QUORUM AND VOTING OF THE ASSEMBLIES.- Article 25°.- The Constitution of an Ordinary Assembly in first call will be valid with the presence of shares representing the majority of the shares with right to vote (Art. 1.089 of P.C.C.).- In second call with any number of shareholders present.- In both cases in terms of resolutions, these would be taken absolutely by the presents.- The constitution of an Extraordinary Assembly will require the presence of the seventy percent of the shares with right to vote, in the first call and in thirty percent in the same type of shares in the second call.- The resolutions will be taken by the absolute majority in cases mentioned in Art. 1.091 of P.C.C.- REQUIREMENTS TO PARTICIPATE IN THE ASSEMBLIES.-

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

ARTICLE 26°.- To attend the Assemblies, the Shareholders must deposit their shares in the Company, or a Bank Certificate issued by that purpose by a Paraguayan or foreign Bank, for its record in the Assembly Attendance Book with no less than three days prior the set date.- In such period they could not have access to them.- The depositors will receive the necessary proof of receipt that will serve for admission to the Assembly, sign the Attendance Book to put on record home address and number of their corresponding votes.- The Shareholders could be represented in the Assemblies through a simple Power of Attorney Letter that contains a certified or registered signature of the principal and the joint signature in the instrument of Power of Attorney.- The Board, Managers and Trustees cannot be representatives (Art. 1.085 P.C.C.).- ASSEMBLY - ACT DEVELOPMENT.- ARTICLE 27°.- The Assembly will be led by the President of the Board or his representative and on his absence, by a person designated by the majority of the attendants.- The Assembly will designate a secretary suggested by the President (Art. 1.088 P.C.C.).- The Board and Trustees have their right to vote as long as they are shareholders and the obligation to attend the Assembly but could not vote over balance sheet approval and other accounts and related acts with the administrative management, neither the resolutions referring to their responsibility and removal (Art. 1.086 P.C.C.).- All Shareholders will have the limitations established in Art. 1.096 P.C.C., whenever they demonstrate interest company contract.- A record of the Assembly Deliberations will be written and this, signed no later than within five days after from the date of its realization by the President, the Secretary and the designated Shareholder effect of the Assembly.- DURATION OF THE FINATIAL YEAR.- ARTICLE 28°.- The Financial Year will close the 31st day of December of each year, and for such date will be elaborated, the inventory, general balance sheet and the profit and loss account.- The first Financial Year will start from the date that the board decides or communicate to the General Direction of Revenues the beginning of activities (Opening).- THE DISTRIBUTION OF PROFITA.- ARTICLE 29°.- Of net and cashed in profit will be distributed as follows: five percent (5%) to legal reserve fund, until reaching twenty percent (20%) of the subscribed capital.- The balance will be distributed to shares in the proportion in which integrated after making the voluntary reserves as the Assembly deems necessary on the proposal of the Board. – TITLE VII .- DISSOLUTION AND LIQUIDATION.- ARTICLE 30°.- The Company shall be dissolved upon completion of the legal period or if any of the cases specified by law or in these statutes. –The liquidation will be made by two liquidators appointed by the Extraordinary Assembly to decide the liquidation.- The liquidation of the remaining once

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

all social obligations are covered will be made in proportion of the Integrated Capital to each subscribed share in conditions of fully equality.- TITLE VIII.- TEMPORARY RULES.- ARTICLE 31°.-FIRST BOARD OF DIRECTORS AND TRUSTEES: The first Board is constituted as follows: President and Senior Director, Mr. Eduardo Emilio Blanc: Vice President and Senior Director Mrs. Norma Lia Aguilar: Senior Director Mr. Roberto Antonio Petrozzino: Trustee: Stella Maris Morosoly, Deputy Mrs. Carolina Concepcion Mora Mercado.- INITIAL SUBSCRIPTION.- ARTICLE 32°.- It is noted that this has been subscribed, issue and paid in cash five hundred thousand (500.000), shares of nominal value of one thousand guaranies (Gs. 1.000), each one and for a total value of Five Hundred Million Guaranies (Gs. 500.000.000), as follows: Mrs. Norma Lia Aguilar, One Hundred and Twenty Five Thousand (125.000) shares for a total value of One Hundred Twenty Five Million Guaranies (Gs. 125.000.000) Mr. Eduardo Emilio Blanc One Hundred and Twenty Five Thousand (125.000) shares for a total value of One Hundred Twenty Five Million Guaranies (Gs. 125.000.000); Mr. Roberto Antonio Petrozzino, One Hundred and Twenty Five Thousand (125.000) shares for a total value of One Hundred Twenty Five Million Guaranies (Gs. 125.000.000) and Mrs. Stella Maris Morosoly One Hundred and Twenty Five Thousand (125.000) shares for a total value of One Hundred Twenty Five Million Guaranies (Gs. 125.000.000).- ARTICLE 33°.- Fully authorization is given to Mr. Eduardo Emilio Blanc, in his character of President Director or through the person indicated to carry out the formalities, procedures and measures as may be necessary for the approval of this statute, the acknowledgement as Limited Company, and the registrations in the correspondent Registries, being able to accept suggestions made by the administrative and/or legal authorities, as long as these were provided legally.- AS DESCRIBED ABOVE, the firm denominated “HIDROVIA O.S.R. LIMITED COMPANY” is constituted, which adhere faithfully as law enforcement, obliging lawful constituents who personally examined the text of this Statute.- Those appearing are up to date with their obligations under tax obligations according to the Tax Compliance Certificate, issue by the General Direction of Revenue.- I leave expressly stated to have received personally the will of the statements of the people appearing for the granting of this legal act.- In this testimony previous reading and ratification grant and sign before me all of which the content of this writing as I have personally received the declaration of the will of the grantors, I attest.- SIGNED: EDUARDO EMILIO BLANC.- NORMA LIA AGUILAR.- ROBERTO ANTONIO PETROZZINO.- STELLA MARIS MOROSOLY.- CAROLINA

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.

Colegio de Escribanos del Paraguay
Notarial Seal

SERIES o		A stamp appears in this section that says: I CERTIFY THAT THIS DOCUMENT IS A TRUE COPY OF THE ORIGINAL DELIA GRACIELA RUIZ Public Notary Registration N 225 Haedo 1.069 – Phone. 493077-As.Py
NOTARY	: DELIA GRACIELA RUIZ
LOCATION	: ASUNCION
ADDRESS	: E.V. HAEDO 1.069 C/COLON
REGISTRATION	: 225

CONCEPCION MORA MERCADO.- BEFORE ME: DELIA GRACIELA RUIZ.- PUBLIC NOTARY.- PLACED MY STAMP.-----------------------------------------------------------

A Signature appears here:

DELIA GRACIELA RUIZ

Public Notary

Registration N 225

Haedo 1.069 – Phone. 493077-As.Py

I, the undersigned, Rossana Martínez Delgado, duly qualified, sworn and certified at the Supreme Court of Justice of Paraguay, under license No. 999, do hereby certify that this is a true and correct translation into English of an official document written in Spanish, which for this purpose I had before me. In witness whereof, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of the Republic of Paraguay, the sixth day of January of two thousand twelve.